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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): December 22, 1997



                        PROVIDENT AMERICAN CORPORATION
            (Exact name of registrant as specified in its charter)


Pennsylvania                  0-13591                      23-2214195
(State or other               (Commission                  (I.R.S. Employer
 jurisdiction of               File Number)                 Identification No.)
 incorporation)



               2500 DeKalb Pike, Norristown, Pennsylvania 19404
               (Address of principal executive offices/Zip Code)



      Registrant's telephone number, including area code: (610) 279-2500



Former name, former address, and former fiscal year, if changed since last report: N/A







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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


(a)(1) Coopers & Lybrand L.L.P. (the "Former Accountants") resigned as independent accountants for Provident American Corporation (the "Company") on December 22, 1997.

         The Former Accountants reported on the Company's financial statements for the fiscal year ended December 31, 1989 and through December 31, 1996. The reports of the Former Accountants on the financial statements for such years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         While the Registrant has not yet engaged a successor accounting firm, the Audit Committee of Registrant is in the process of interviewing accounting firms and the Registrant anticipates naming a successor accounting firm within the near future.

         During the fiscal year ended December 31, 1989 and to the date of this report, there are no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the former accountants would have caused the former accountants to make reference to the subject matter of the disagreement in connection with this report.





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ITEM 7.                FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable

(c) The letter of the Former Accountants is filed as an exhibit to this report in accordance with the provisions of Item 601 of Regulation S-K.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PROVIDENT AMERICAN CORPORATION



                                              By: /s/ Benedict J. Iacovetti
                                                      Benedict J. Iacovetti
                                                      Chief Financial Officer



December 30, 1997
























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